Exhibit A-49

Office of the Secretary of the State of Connecticut

I, the Connecticut Secretary of the State, and keeper of the seal thereof, DO HEREBY CERTIFY, that the certificate of incorporation of

TRADEWELL FOODS OF CONN., INC.

a domestic STOCK corporation, was filed in this office on June 23, 1941, a certificate of dissolution has not been filed, the corporation has filed all annual reports, and so far as indicated by the records of this office such corporation is in existence.

Secretary of the State

Date Issued: July 28, 2009

Business ID: 0088391	Express	Certificate Number: 2009177052001

Note: To verify this certificate, visit the web site http:// www.concord.sotes.ct.gov

CERTIFICATE OF INCORPORATION

We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of the State of Connecticut; and we further certify:

FIRST: That the name of the corporation is TRADEWELL FOODS OF CONN. INC.

SECOND: That said corporation is to be located in the Town of Greenwich in the State of Connecticut.

THIRD: That the nature of the business to be transacted, and the purposes to be promoted or carried out, by said corporation, are as follows:

(a) To buy and sell merchandise, and conduct mercantile operations, and in so doing, to particularly make, purchase and acquire groceries, fruits, vegetables, fruits products, meats, confectionery, fish, poultry, butter, eggs, dairy products and all other kinds of foods and food products, whether fresh, smoked, pickled, preserved or canned, and to sell the same at wholesale and retail. In carrying on such business, said corporation shall have the power to do all things properly connected with mercantile business of such character and to carry on the same in the manner as such kinds of business are ordinarily conducted.

(b) To grow, raise, cultivate, catch or otherwise produce, or acquire, to bake, bottle, brew, can, cure, cut, distill, harvest, manufacture, pack, preserve, refine, ripen, salt, slaughter, or otherwise prepare for market, to buy and sell, to export and import, and generally to deal in and carry on business in all varieties of food, food products and food preparations, and all articles, animals and things useful as, or in connection with, any variety of food, food products and food preparations, and especially to deal in and carry on business in the following, amongst others: baking powder, biscuits, bread, butter and butterine, cake, candy, cereals, cheese, chocolate, cocoas, coffee, confectionery, crackers, drugs and medicines, eggs, fish and other sea foods, flour, fruits, grains, live scock, meats, mild and other dairy products, molasses, nuts, oleomargarine, ples, poultry, sauce, spices, sugar, tea, vegetables, wines and other spirits and beverages.

(c) To carry on all or any of the businesses of dealers in articles and commodities of personal and household use and consumption.

(d) To cure, manufacture, buy, sell and generally to deal in tobacco in all its forms and to do all things incidental to the business of tobacconists.

(e) In connection with the foregoing to manufacture, market and prepare for market, buy, sell, deal in and deal with, import and export tin, and any products of tin, glassware and any article of glassware, or any other article, receptacle, package or thing which may be useful in connection with the manufacture or markeing, vending, or shipping of the products or the company, or like products

(f) To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant, license other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries, or otherwise, and to work, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate those objects or any one of them.

(g) To purchase, lease or otherwise acquire and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and under-takings, shares of stock, mortgages, bonds, debentures, and other trade names, patents, and patent rights, copyrights and any interest in real or personal property.

(h) To borrow money and to loan and advance money upon mortgages on personal or real property or on either of them.

(i) To purchase, acquire, exchange, hold and dispose of all manner or kinds of stocks, bonds, mortgages, securities or other instruments and evidences of indebtedness of any corporation, domestic or foreign, or any individual or individuals; to issue and exchange therefor its stocks, bonds, or other obligations or some one or more of them, and while owner of any of such stocks, bonds, mortgages, securities or other obligations, to possess and exercise in respect thereof all the rights, powers and privileges of individual owners thereof and exercise any and all voting powers thereon. Stock in other corporations or associations held by this corporation shall be voted in the name of this corporation by such of its officers as the Board of Directors shall designate, upon the majority votes of their whole number or by a proxy thereunto duly authorized by like vote of said board.

(j) To do everything suitable and proper for the purpose of furthering the business aforesaid and the accomplishment of any of the objects or the furtherance of any of the powers aforesaid to enable it to carry on its lawful transactions of the above business or any other business similar to or connected therewith wherever the same may be permited by law and to the same extent as the laws of this state will permit and as fully and with all the powers that the laws of this state will confer upon corporations and organizations under this act and to do all and any of the businesses above mentioned and set forth to same extent as natural persons might or could do.

FOURTH: That the amount of the capital stock of said Corporation hereby authorized is $20,000.00 divided into 400 shares of the par value of $50.00 each.

FIFTH: That the amount of capital stock with which this corporation shall commence business is $1,000.00.

SIXTH: That the duration of said corporation is unlimited.

SEVENTH:

SIGNATURES OF INCORPORATORS

Name	Residence

Benjamin Rabinovitz	245 Griswold Drive West Hartford, Connecticut

Isadore M. Goldfarb	64 Enfield Street Hartford, Connecticut

Michael Goldberg	46 Deerfield Avenue Hartford , Connecticut

Dated at Hartford, this 20th day of June, 1941.

State of Connecticut	)
) as. Hartford , June 20, 1941.
County of Hartford	)

Personally appeared Benjamin Rabinovitz, Isadore M. Goldfarb, and Michel Goldberg, being all of the incorporators of Tradeweel Foods of Conn. Inc., and made solemn oath to the truth of the foregoing certificate by them respectively subscribed , before me.

Danie1 A. Bason
Commissioner of Superior Court .

CERTIFICATE OF MERGER

We, the undersigned, a majority of the directors of each of the following named corporations organized under the statute laws of the State Connecticut, to wit:

The TRADEWELL FOODS OF CONN. INCORPORATED

located in the town of Greenwich and

The SOLSTAN MEAT CORPORATION
located in the town of Greenwich

all in the State of Connecticut, for the purpose of effecting a merger of the above-named corporations under and by virtue of the provisions of the statute laws of said state, said corporations being engaged in business of the same or similar nature, hereby enter into an agreement as follows:

WHEREAS, it is deemed expedient that TRADEWELL FOODS OF CONN. INCORPORATED merge into itself THE SOLSTAN MEAT CORPORATION and acquire and be possessed of all the estate, property, rights, privileges and franchise of the said THE SOLSTAN MEAT CORPORATION and assure the liabilities of the said corporation; and

WHEREAS, all of the issued and outstanding capital stock of each of the said corporations is now owned directly or indirectly by the same stockholders;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the said corporations do hereby merge the capital stock, franchises and property of the said corporations, so as to form one corporation, which shall be the continuing corporation, under and in pursuance of the laws of the State of Connecticut in such case made and provided; and by these presents do hereby covenant and agree upon and prescribe the terms and conditions of said merger and the mode of carrying the same into effect, which said terms and conditions and mode of carrying the same into effect they mutually covenant and agree to observe, viz:

1. From and after the effective date of the merger, herein after set forth, all of the property, whether real, personal or mixed, of the said THE SOLSTAN MEAT CORPORATION, and all debts due to it on whatever account, shall be the property of the continuing corporation; and all debts, liabilities and duties of the said THE SOLSTAN MEAT CORPORATION shall thenceforth be the obligations of the continuing corporation.

2. In consideration of the aforesaid assumption by the continuing corporation of the debts, liabilities and duties of THE SOLSTAN MEAT CORPORATION, the certificates of stock of THE SOLSTAN MEAT CORPORATION shall be surrendered and cancelled, and the stockholders of the said THE SOLSTAN MEAT CORPORATION shall not be entitled to any interest whatever in any of the capital stock of the continuing corporation, nor to any compensation of any nature whatever for the stock so surrendered by them.

And we further agree:

First     That the name of the resultant corporation shall be TRADEWELL FOODS OF CONN., INC.

Second     That the following are the names and places of residence of all of its first directors

NAME	RESIDENCE

Herbert B. Daitch	Justin Road, Harrison, N. Y.

Louis H. Taxin	91 Brite Avenue, Scarsdale, N. Y.

Saul J. Weinert	141 Margaret Blvd., Merrick, N. Y.

Abraham Levine	55 Knolls Crescent, New York 63, N. Y.

Abraham J. Dubin	The Madison, Madison Ave. & 58th St., N.Y. 22, N. Y.

Third       That said corporation and its principal office or place of business is to be located in the town of         Greenwich          in the State of Connecticut.

Fourth     That the nature of the business to be transacted, and the purposes to be promoted or carried out, by said corporation, are as follows:

(a) To buy and sell merchandise, and conduct mercantile operations, and in so doing, to particularly make, purchase and acquire groceries, fruits, vegetables, fruit products, meats, confectionery, fish, poultry, butter, eggs, dairy products and all other kinds of foods and food products, whether fresh, smoked, pickled, preserved or canned, and to sell the same at wholesale and retail. In carrying on such business, said corporation shall have the power to do all things properly connected with mercantile business of such character and to carry on the same in the manner as such kinds of business are ordinarily conducted.

(b) To grow, raise, cultivate, catch or otherwise produce, or acquire, to bake, bottle, brew, can, cure, cut, distill, harvest, manufacture, pack, preserve, refine, ripen, salt, slaughter, or otherwise prepare for market, to buy and sell, to export and import, and generally to deal in and carry on business in all varieties or food, food products and food preparations, and all articles, animals and things useful as, or in connection with, any variety of food, food, products and food preparations, and especially to deal in and carry on business in the following, amongst others: baking powder, biscuits, bread, butter and butterine, cake, candy, cereals, cheese, chocolate, cocoas, coffee, confectionery, crackers, drugs and medicines, eggs, fish and other sea foods, flour, fruits, grains, live stock, meats, mild and other dairy products, molasses, nuts, oleomargarine, pies, poultry, sauce, spices, sugar, tea, vegetables, wines and other spirits and beverages.

(c) To carry on all or any of the businesses of dealers in articles and commodities of personal and household use and consumption.

(d) To cure, manufacture, buy, sell and generally to deal in tobacco in all its forms and to do all things incidental to the business of tobacconists.

(e) In connection with the foregoing to manufacture, market and prepare for market, buy, sell, deal in and deal with, import and export tin, and any products of tin, glassware and any article of glassware, or any other article, receptacle, package or thing which may be useful in connection with the manufacture or marketing, vending or shipping of the products of the company, or like products.

(f) To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant, license other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries, or otherwise, and to work, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate those objects or any one of them.

(g) To purchase, lease or otherwise acquire and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures, and other securities, merchandise, book debts and claims, trade marks, trade names, patents, and patent rights, copyrights and any interest in real or personal property.

(h) To borrow money and to loan and advance money upon mortgages on personal or real property or on either of them.

(i) To purchase, acquire, exchange, hold and dispose of all manner or kinds of stocks, bonds, mortgages, securities or other instruments and evidences of indebtedness of any corporation, domestic or foreign, or any individual or individuals; to issue and exchange thereof its stocks, bonds, or other obligations or some one or more of them, and while owner of any of such stocks, bonds, mortgages, securities or other obligations, to possess and exercise in respect thereof all the rights, powers and privileges of individual owners thereof and exercise any and all voting powers thereon. Stock in other corporations or associations held by this corporation shall be voted in the name of this corporation by such of its officers as the Board of Directors shall designate, upon the majority votes of their whole number or by a proxy thereunto duly authorized by like vote of said board.

(j) To do everything suitable and proper for the purpose of furthering the business aforesaid and the accomplishment of any of the objects or furtherance of any of the powers aforesaid to enable it to carry on its lawful transactions of the above business or any other business similar to or connected therewith wherever the same may be permitted by law and to the same extent as the laws of this state will permit and as fully and with all the powers that the laws of this state will confer upon corporations and organizations under this act and to do all and any of the businesses above mentioned and set forth to the same extent as natural persons might or could do.

Fifth. That the combined capital stock of the corporations hereby merging is Twenty Thousand Dollars, and the amount of the capital stock of said resultant corporation hereby authorized is Twenty Thousand Dollars, divided into four hundred shares of common stock of the par value of Fifty Dollars each.

Sixth. That the duration of said resultant corporation is unlimited.

Seventh. That the amount of capital stock with which this corporation shall commence business is One Thousand dollars divided into twenty shares of the par value of Fifty dollars.

Eighth. The effective date of such merger shall be the first Monday following approval of this Certificate by the Secretary of State.

That the manner of converting the shares of capital stock of each of the old corporations into shares of the capital stock of the resultant corporation is as follows:

Each share of capital stock, par value $50 per share, of TRADEWELL FOODS OF CONN. INCORPORATED, shall be one share of capital stock, par value $50 per share, of the resultant corporation; all of the issued and outstanding capital stock of THE SOLSTAN CORPORATION shall be surrendered and cancelled. In witness whereof, we have hereunto set our hands and attached the seals of the several corporations at NEW YORK, N. Y. this 10th day of February 1956.

I, SAUL J. WEINERT ass’t Secretary of xxx TRADEWELL FOODS OF CONN. INCORPORATED a corporation organized under the statute laws of the State of Connecticut hereby certify that the foregoing agreement was on the 15th day of February 1956, submitted to the stockholders of said corporation at a meeting called for the purpose of considering the same, notice thereof having been waived, and that two-thirds or more of all the outstanding stock of each class voted to approve such merger.

I, SAUL J. WEINERT ass’t Secretary of The SOLSTAN MEAT CORPORATION a corporation organized under the statute laws of the State of Connecticut hereby certify that the foregoing agreement was on the 15th day of February 1956, submitted to the stockholders of said corporation at a meeting called for the purpose of considering the same, notice thereof having been waived, and that two-thirds or more of all the outstanding stock of each class voted to approve such merger.

I,                      Secretary of The                      a corporation organized under the statute laws of the State of Connecticut hereby certify that the foregoing agreement was on the                      day of                      19    , submitted to the stockholders of said corporation at a meeting called for the purpose of considering the same, notice thereof having been given, and publication thereof having been duly made, as required by law, and that two-thirds or more of all the outstanding stock of each class voted to approve such “merger or” consolidation.

Personally appeared SAUL J. WEINERT ass’t Secretary of The TRADEWELL FOODS OF CONN. INCORPORATED and made oath to the truth of the foregoing certificate by him signed, before me.

Personally appeared SAUL J. WEINERT ass’t Secretary of The SOLSTAN MEAT CORPORATION and made oath to the truth of the foregoing certificate by him signed, before me.

Personally appeared                          Secretary of The                          and made oath to the truth of the foregoing certificate by him signed, before me.

*	Unless such date is given it is by law fixed as the first Monday following approval by the Secretary.
*	Strike out that which does not apply.

CERTIFICATE OF

MERGER

OF

TRADEWELL FOODS OF CONN.

INCORPORATED and

The SOLSTAN MEAT CORPORATION

AS

TRADEWELL FOODS OF CONN.,

INC.

CERTIFICATE OF MERGER

OF

SHOPWELL OF PLAINVILLE, INC.

INTO

TRADEWELL FOODS OF CONN., INC.

1.	The name of the surviving corporation in the merger is

TRADEWELL FOODS OF CONN., INC.

2.	The Plan of Merger is as follows:

(a)	From and after the effective date of the merger hereinafter set forth, all of the property, whether real, personal or mixed, of the said SHOPWELL OF PLAINVILLE, INC. and all debts due it on whatever account, shall be the property of the continuing corporation; and all debts, liabilities and duties of the said SHOPWELL OF PLAINVILLE, INC. shall thenceforth be the obligations of the continuing corporation.

(b)	In consideration of the aforesaid assumption by the continuing corporation of the debts, liabilities and duties of SHOPWELL OF PLAINVILLE, INC., the certificates of stock of SHOPWELL OF PLAINVILLE, INC. shall be surrendered and cancelled, and the stockholders of the said SHOPWELL OF PLAINVILLE, INC. shall not be entitled to any interest whatever in any of the capital stock of the continuing corporation, nor to any compensation of any nature whatever for the stock so surrendered by them.

3.	The Plan of Merger was adopted by the merging corporations in the following manner:

(a)	The plan was approved by resolution adopted by the Board of Directors of each merging corporation.

(b)	The plan was approved by the unanimous vote

of all of the outstanding shares of each merging corporation.

Dated at 400 Walnut Ave., this 28 day of May, 1968.

Personally appeared Herbert B. Daitch and Robert Sidorsky and made oath to the truth of the above certificate insofar as it pertains to TRADEWELL FOODS OF CONN., INC., before me.

Personally appeared Herbert B. Daitch and Robert Sidorsky and made oath to the truth of the above certificate insofar as it pertains to SHOPWELL OF PLAINVILLE, INC., before me.

CERTIFICATE OF MERGER

OF

TRADEWELL FOODS OF CONN., INC. and

SHOPWELL FOODS OF CONN., INC.

1. The name of the surviving corporation in the merger is TRADEWELL FOODS OF CONN., INC.

2. A copy of the Plan of Merger is annexed hereto and made a part hereof as though fully set forth herein.

3. The Plan of Merger was adopted by the merging corporations in the following manner:

(a) The Plan was approved by resolutions adopted by the board of directors of each merging corporation.

(b) SHOPWELL FOODS OF CONN., INC. has 10 common shares outstanding all of which voted to adopt the Plan by resolutions.

(c) Since the Plan of Merger will not effect any change in or amendment to the Certificate of Incorporation of the surviving corporation and no new shares of said surviving corporation are to be issued, no shareholders’ meeting was held for adoption of the Plan, pursuant to Section 33-376 (b) (2) of the Connecticut Stock Corporation Act.

Dated this 20th day of December, 1968.

Personally appeared          SEYMBUR D. SIMPSON          and         ROBERT SIDORSKY          and made oath to the truth of the above certificate insofar as it pertains to TRADEWELL FOODS OF CONN., INC., before me.

Personally appeared         SEYMBUR D. SIMPSON         and         ROBERT SIDORSKY         and made oath to the truth of the above certificate insofar as it pertains to SHOPWELL FOODS OF CONN., INC., before me.

AGREEMENT OF MERGER OF

SHOPWELL FOODS OF CONN., INC.

INTO

TRADEWELL FOODS OF CONN., INC.

I.         (a) The names of the constituent corporations to the merger are, respectively, SHOPWELL FOODS OF CONN., INC. and TRADEWELL FOODS OF CONN., INC.

(b) The name of the surviving corporation is TRADEWELL FOODS OF CONN., INC.

II.       (a) SHOPWELL FOODS OF CONN., INC. has outstanding 10 common shares entitled to vote.

(b) TRADEWELL FOODS OF CONN., INC. has outstanding 21 1/2 common shares entitled to vote.

(c) Daitch Crystal Dairies, Inc., located at 400 Walnut Avenue, New York, New York 10454 is the sole shareholder of each of the constituent corporations.

III.       The terms and conditions of the merger are as follows:

The bylaws of TRADEWELL FOODS OF CONN., INC., a constituent corporation, as in effect at the time the merger shall become effective, shall be the bylaws of the surviving corporation.

The first annual meeting of the shareholders of the surviving corporation, TRADEWELL FOODS OF CONN., INC., held after the effective date of this merger shall be the next annual meeting provided by its bylaws.

When the merger shall become effective the separate existence of SHOPWELL FOODS OF CONN., INC. shall cease and said corporation shall be merged into the surviving corporation, and the surviving corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities and duties of each of the corporations, parties to this Agreement, and all and singular, the rights, privileges, powers and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to each of said corporations on whatever account, for share subscriptions as well as for all other things in action or belonging to each of such corporations, shall be vested in the surviving corporation; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the several and respective constituent corporations, and the title to any real estate, whether by deed or otherwise, vested in any of said corporations, parties hereto, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of said corporations, parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of SHOPWELL FOODS OF CONN., INC., shall thenceforth attach to the said surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time the surviving corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in the surviving corporation, according to the terms thereof, the title to any property or rights of SHOPWELL FOODS OF CONN., INC., the proper Officers and Directors of SHOPWELL FOODS OF CONN., INC., shall and will execute and deliver all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the surviving corporation, and otherwise to carry out the purposes of this Plan of Merger.

IV.       The manner and basis of conversion of the shares of the constituent corporations are as follows:

A. All of the ten (10) shares of SHOPWELL FOODS OF CONN., INC. shall be surrendered and cancelled.

B. No new shares of TRADEWELL FOODS OF CONN., INC. shall be issued since the sole shareholder is SHOPWELL FOODS OF CONN., INC. also owns all of the shares of TRADEWELL FOODS OF CONN., INC.

V.        The Certificate of Incorporation of TRADEWELL FOODS OF CONN., INC., as in effect at the time the merger shall become effective, shall be the Certificate of Incorporation of the surviving corporation, no amendments or changes thereto being effected as a result of this merger.

Dated: December 10, 1968.

T68089

[illigible]

70 a.r. filed

CERTIFICATE OF MERGER

OF

SHOPWELL BAKER INC.

INTO

TRADEWELL FOODS OF CONN. INC.

1.	The name of the surviving corporation in the merger is

TRADEWELL FOODS OF CONN., INC.

2.	The Plan of Merger is as follows:

(a)	From and after the effective date of the merger hereinafter set forth, all of the property, whether real, personal or mixed, of the said SHOPWELL BAKER, INC. and all debts due it on whatever account, shall be the property of the continuing corporation; and all debts, liabilities and duties of the said SHOPWELL BAKER, INC. shall thenceforth be the obligations of the continuing corporation.

(b)	In consideration of the aforesaid assumption by the continuing corporation of the debts, liabilities and duties of SHOPWELL BAKER, INC. the certificates of stock of SHOPWELL BAKER, INC. shall be surrendered and cancelled, and the stockholders of the said SHOPWELL BAKER, INC. shall not be entitled to any interest whatever in any of the capital stock of the continuing corporation, nor to any compensation of any nature whatever for the stock so surrendered by them.

3.	The Plan of Merger was adopted by the merging corporations in the following manner:

(a)	The Plan was approved by resolution adopted by the Board of Directors of each merging corporation.

(b)	The Plan was approved by the unanimous vote

.

Dated at Bronx N.Y., this 11th day of March, 1971.

TRADEWELL FOODS OF CONN. INC.
(Surviving Corporation)

By [signature]
President or Vice President

[signature]
Secretary or Asst. Secretary

STATE OF N.Y. ) ss.:
COUNTY OF Bronx )

Mar 11, 1971

Personally appeared Herman Lyss and Robert Silowsky and made oath to the truth of the above certificate insofar as it pertains to TRADEWELL FOODS OF CONN. INC., before me.

THEODORE WARARING
NOTARY PUBLIC, State of New York
No. 03-[illegible]
Qualified in Bronx County
Cert. filed with New York County Clerk
Term Expires March 30, 19 72

[signature]
Notary Public

SHOPWELL BAKER, INC.
(Terminating Corporation)

By [signature]
President or Vice President

[signature]
Secretary or Asst. Secretary

STATE OF N.Y. ) ss.:
COUNTY OF Bronx )

Mar. 11, 1971

Personally appeared Herman Lyss and Robert Silowsky and made oath to the truth of the above certificate insofar as it pertains to SHOPWELL BAKER, INC., before me.

[signature]
Notary Public

[illegible notary stamp]
Qualified in Bronx County
Cert. filed with New York County Clerk
Term Expires March 30, 19 72

FILED State of Connecticut
MAR 19 1971 4-10PM 20.-
[signature] Secretary of State
[signature]

CERTIFICATE OF MERGER

of

401 WEST STATE ST. CORPORATION

into

TRADEWELL FOODS OF CONN. INC.

The undersigned corporations by their duly authorized officers do hereby certify that:

FIRST: The names of the merging corporations are 401 WEST STATE ST. CORPORATION, which is a corporation of the State of Connecticut, and which is to be the terminating corporation, and TRADEWELL FOODS OF CONN. INC., which is a corporation of the State of Connecticut, and which is to be the surviving corporation.

SECOND: The Plan of Merger, which has been duly approved by resolution adopted by the directors of each of the merging corporations and approved and adopted by the shareholders thereof, is as follows:

(a) From and after the effective date of the merger, all of the property of 401 West State St. Corporation shall be the property of Tradewell Foods of Conn. Inc., and all debts, liabilities and duties of 401 West State St. Corporation shall thenceforth be the obligations of tradewell Foods of Conn. Inc.

(b) In consideration of the foregoing assumption of obligations, the sole shareholder of 401 West State St. Corporation shall surrender the certificates of stock held by it in such corporation, which certificates shall be surrendered and cancelled, and such shareholder shall receive in exchange therefore 100 shares of stock in Tradewell Foods of Conn. Inc.

THIRD: (a) The number of outstanding shares of 401 West State St. Corporation at the time of the time of the approval and adoption of the Plan of Merger by its shareholders is 300 shares, all of which are of one class and entitled to vote; and the voting power of said shares is one vote per share or an aggregate of 300 votes.

(b) The number of outstanding shares of Tradewell Foods of Conn. Inc. at the time of the approval and adoption of the

Plan of Merger by its shareholders is 21-1/2 shares, all of which are of one class and entitled to vote; and the voting power of said shares in one vote per share or an aggregate of 21-1/2 votes.

FOURTH: The shareholder vote required to approve and adopt the Plan of Merger on behalf of 401 West State St. Corporation is 225 votes; and the shareholder vote required to approve and adopt the Plan of Merger on behalf of Tradewell Foods of Conn. Inc. is 15 votes.

FIFTH: All of the shareholders of 401 West State St. Corporation and Tradewell Foods of Conn. Inc. approved and adopted the Plan of Merger on its behalf by their consent in writing signed by them without a meeting of shareholders; and the voting power represented by the shares held by said consenting shareholders was all of the votes of both such corporations.

Dated at New York, N.Y., on November 26, 1973

The undersigned do hereby declare under the penalties of false statement that the statements contained in the foregoing Certificate of Merger are true insofar as they pertain to 401 West State St. Corporation.

Dated at New York, N.Y., on November 26, 1973

The undersigned do hereby declare under the penalties of false statement that the statements contained in the foregoing Certificate of Merger are true insofar as they pertain to Tradewell Foods of Conn. Inc.

STATE OF NEW YORK               )

                                                         )   SS.:

COUNTY OF NEW YORK           )

Personally appeared Seymbur Simpson B Robert Sidorsky and made oath to the truth of the foregoing certificate, insofar as it pertains to 401 West State St. Corporation, before me.

Personally appeared Herbert Daitch B Robert Sidorsky and made oath to the truth of the foregoing certificate, insofar as it pertains to Tradewell Foods of Conn. Inc., before me.

CERTIFICATE OF MERGER

The undersigned corporations by their duly authorized officers do hereby certify that:

FIRST: The names of the merging corporations are L. DAITCH CORP. OF CONNECTICUT and SHOPWELL OF WESTPORT, INC., each of which is a corporation of the State of Connecticut, and which are to be the terminating corporations, and TRADEWELL FOODS OF CONN., INC., which is a corporation of the State of Connecticut, and which is to be the surviving corporation.

SECOND: The surviving corporation owns all of the outstanding shares of each of the terminating corporations.

THIRD: The Certificate of Incorporation of the surviving corporation does not prohibit a merger of the kind herein certified and does not require the approval of its shareholders to authorize such merger.

FOURTH: The Certificate of Incorporation of the surviving corporation will not be changed by reason of the merger herein certified.

FIFTH: The Plan of Merger, which has been duly approved by resolution adopted by the Board of Directors of each of the merging corporations, is as follows:

“PLAN OF MERGER approved on July 22, 1974 by L. Daitch Corp. of Connecticut and Shopwell of Westport, Inc., each of which is a corporation of the State of Connecticut, and by resolution duly adopted by their Boards of Directors on said date, and approved by Tradewell Foods of Conn., Inc., a corporation of the State of Connecticut, and by resolution duly adopted by its Board of Directors on said date.

1. L. Daitch Corp. of Connecticut and Shopwell of Westport, Inc., each of which is a corporation of the State of Connecticut, shall be merged with and into Tradewell Foods of Conn., Inc., which is a corporation of the State of Connecticut, and which owns all of the outstanding shares of L. Daitch Corp. of Connecticut and Shopwell of Westport, Inc.

2. No shares of Tradewell Foods of Conn., Inc. will be issued as a result of the mergers herein provided for. Upon the effective date of said mergers, all of the issued shares of L. Daitch Corp. of Connecticut and Shopwell of Westport, Inc. shall be surrendered and extinguished, and each issued share of Tradewell Foods of Conn., Inc. shall continue to represent one issued share of said surviving corporation.

3. The effective date of the mergers herein provided for shall be September 28, 1974.”

Dated at New York, N.Y.

on August 15, 1974

The undersigned do hereby declare under the penalties of false statement that the statements contained in the foregoing Certificate of Merger are true insofar as they pertain to Tradewell Foods of Conn., Inc., L. Daitch Corp. of Connecticut and Shopwell of Westport, Inc., respectively.

WHEREAS, the Corporation desires to be reinstated as a corporation in good standing in the State of Connecticut, it is hereby

RESOLVED, that the officers of the Corporation be, and the same hereby are, authorized and directed to take all actions and make all filings necessary to cause the Corporation to be reinstated as a corporation in good standing in the State of Connecticut.

3.

Action by unanimous consent of Shareholders and Board of Directors

ACTION BY UNANIMOUS CONSENT OF

SHAREHOLDERS AND BOARD OF DIRECTORS

We, the undersigned, being the sole Shareholder and all of the Directors of Tradewell Foods of Conn., Inc., do hereby waive the necessity of notice of a special joint meeting of the Shareholders and Board of Directors of the Corporation and the necessity of holding such a meeting for the purpose of acting upon such resolution and do hereby consent to the adoption and adopt the following resolution to have the same forward effect as if adopted at a formal meeting:

WHEREAS, the Corporation desires to be reinstated as a corporation in good standing in the State of Connecticut, it is hereby

RESOLVED, that the officers of the Corporation be, and the same hereby are, authorized and directed to take all actions and make all filings necessary to cause the Corporation to be reinstated as a corporation in good standing in the State of Connecticut, and it is further

RESOLVED, that the original of this document be made a part of the official minutes of the Corporation.

Dated: November 17, 1982

SHOPWELL, INC., as Sole Shareholder	DIRECTORS OF TRADEWELL FOODS OF CONN., INC.

APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION

VOL. 1010 994

| For office use only |
|---|
| ACCOUNT NO. |
| INITIALS |

TO: The Secretary of the State of Connecticut

NAME OF CORPORATION

TRADEWELL FOODS OF CONN., INC.

APPOINTMENT

The above corporation appoints as its statutory agent for service, one of the following:

| | | |
|---|---|---|
| NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT | BUSINESS ADDRESS | ZIP CODE |
| | RESIDENCE ADDRESS | ZIP CODE |
| NAME OF CONNECTICUT CORPORATION | ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter address of appointee's statutory agent for service) | |
| NAME OF CORPORATION not Organized Under the Laws of Conn.* The Prentice-Hall Corporation System, Inc. | ADDRESS OF PRINCIPAL OFFICE IN CONN. (If none, enter "Secretary of the State of Connecticut") One Constitution Plaza, Hartford, CT, 06103 | |

*Which has procured a Certificate of Authority to transact business or conduct affairs in this state

AUTHORIZATION

| | | | |
|---|---|---|---|
| ORIGINAL APPOINTMENT (Must be signed by a majority of incorporators) | NAME OF INCORPORATOR (Print or type) | SIGNED (Incorporator) | DATE |
| | NAME OF INCORPORATOR (Print or type) | SIGNED (Incorporator) | |
| | NAME OF INCORPORATOR (Print or type) | SIGNED (Incorporator) | |
| SUBSEQUENT APPOINTMENT | NAME OF XXXXXX ... XXXXX STUART SPIVAK | SIGNED XXXXX ... XXXXX Stuart Spivak | DATE 11/17/82 |

ACCEPTANCE

Accepted: The Prentice-Hall Corporation System, Inc. By: John E. Byrne, V/P

For office use only

FILED
STATE OF CONNECTICUT
DEC 20 1982
[signature]
SECRETARY OF THE STATE
By ___ Time 2:26 P.M.

RECEIPT TO
PRENTICE-HALL CORPORATION
SUITE 1400
ONE CONSTITUTION PLAZA
HARTFORD, CT 06103